EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


     We consent to the incorporation by reference in this Registration Statement (Form S-8) of Viacom Inc. of our report dated August 27, 1993, except for Notes A and J, as to which the date is September 10, 1993, with respect to the consolidated financial statements of Paramount Communications Inc. included in the Viacom Inc. Current Report (Form 8-K) filed with the Securities and Exchange Commission on April 14, 1995.




                                         ERNST & YOUNG LLP


New York, New York
July 10, 1995